Exhibit 10.2

FORM OF SUBSCRIPTION AGREEMENT

This subscription (this “Subscription”) is dated November __, 2009, by and between the investor identified on the signature page hereto (the “Investor”) and Merge Healthcare Incorporated, a Delaware corporation (the “Company”), whereby the parties agree as follows:

1.	Subscription.

(a) Investor agrees to buy and the Company agrees to sell and issue to Investor such number of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per Share set forth on the signature page hereto.  The Purchase Price is set forth on the signature page hereto.

(b) The Shares have been registered on a Registration Statement on Form S-3, Registration No. 333-161691 (the “Registration Statement”).  The Registration Statement has been declared effective by the Securities and Exchange Commission (“SEC”) and is effective on the date hereof.  A final prospectus supplement will be delivered to the Investor as required by law.

(c) The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company and the placement agents (the “Placement Agents”) party to the Placement Agency Agreement, dated November 12, 2009 (the “Agreement”), in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon satisfaction or waiver of all the conditions to closing set forth in the Agreement, at the Closing, (i) the Investor shall pay the Purchase Price by wire transfer of immediately available funds to the account designated by the Company on Annex A attached hereto, and (ii) the Company shall cause the Shares to be delivered to the Investor with the delivery of the Shares to be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions”.

2.             Company Representations and Warranties.  The Company represents and warrants that: (a) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by, and when delivered in accordance with the terms hereof will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company’s Certificate of Incorporation or Bylaws, or (ii) any material agreement to which the Company is a party or by which any of its property or assets is bound; (d) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable; (e) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (f) the prospectus contained in the Registration Statement, as amended and/or supplemented, did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (g) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights.

3.	Investor Representations, Warranties and Acknowledgments.

(a) The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s certificate of incorporation or by-laws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the base prospectus included in the Registration Statement, as amended and/or supplemented as of the date hereof, and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making its investment decision in this offering, the Investor and its advisors, if any, have relied solely on the Company’s public filings with the SEC; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; (vii) the Investor has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company; (viii), except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, member of FINRA or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (ix) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(b) The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any transactions in securities of the Company, including “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”).  The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.             Investor Covenant Regarding Short Sales and Confidentiality.  The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any transactions in securities of the Company, including Short Sales, during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release and/or Form 8-K.  The Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.	Miscellaneous.

(a) This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription.  This Subscription may be modified only in writing signed by the parties hereto.

(b) This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile.

(c) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

(d) All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:  as set forth on the signature page hereto.

To the Investor:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e) This Subscription shall be governed by and interpreted in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of or protection of any of its rights under this Subscription.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

MERGE HEALTHCARE INCORPORATED

By:
Name:
Number of Shares:____________________________ Purchase Price per Share: $_____________________ Aggregate Purchase Price: $____________________		Title: Address for Notice: Merge Healthcare Incorporated 6737 West Washington Street, Suite 2250 Milwaukee, Wisconsin 53214-5650 Facsimile: (312) 984-7700 Attention: Chief Executive Officer

INVESTOR: _________________________________

By: ________________________________________
Name:
Title:

DWAC Instructions:
Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

DTC Participant Number:

Name of Account at DTC Participant being credited with the Shares:

Account Number at DTC Participant being credited with the Shares:

Annex A

Merge Healthcare Incorporated Wire Instructions

Silicon Valley Bank

3003 Tasman Drive

Santa Clara, CA 95054

For Credit to:

Merge Healthcare Incorporated

Account Number:

ABA Number: